UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2015

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2015, Chesapeake Energy Corporation (the "Company") held its 2015 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders voted on six of the seven proposals that were described in the Company's definitive proxy statement (as filed with the Securities and Exchange Commission on April 10, 2015). The final voting results are disclosed below.

1.
Election of Directors. The individuals listed below were each elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of shareholders and until his or her successors are duly elected and qualified, with each director nominee receiving a majority of votes cast “for” his or her election:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Archie W. Dunham	438,480,245	2,712,175	2,199,454	130,791,923
Vincent J. Intrieri	434,796,013	5,787,953	2,807,908	130,791,923
Robert D. Lawler	437,400,882	3,786,934	2,204,058	130,791,923
John J. Lipinski	415,524,649	24,903,019	2,964,206	130,791,923
R. Brad Martin	431,310,812	9,337,105	2,743,957	130,791,923
Merrill A. "Pete" Miller, Jr.	429,268,319	11,522,506	2,601,049	130,791,923
Frederic M. Poses	436,946,591	3,668,081	2,777,202	130,791,923
Kimberly K. Querrey	437,827,688	2,748,934	2,815,252	130,791,923
Louis A. Raspino	437,825,255	2,928,531	2,638,088	130,791,923
Thomas L. Ryan	433,183,791	7,466,267	2,741,816	130,791,923

2.
Advisory Vote to Approve Named Executive Officer Compensation. The advisory resolution to approve the executive compensation of the Company’s named executive officers was approved, having received more votes “for” the proposal than “against.”

Votes For	Votes Against	Abstentions	Broker Non-Votes

379,019,466	61,862,629	2,509,779	130,791,923

3.
Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was approved, having received more votes “for” the proposal than “against.”

Votes For	Votes Against	Abstentions	Broker Non-Votes

567,299,317	4,317,243	2,567,237	—

4.
Shareholder Proposal Relating to Appointment of Environmental Director. No vote was reported for this proposal because it was withdrawn by the shareholder proponents and their designee at the Annual Meeting.

5.	Shareholder Proposal Relating to Climate Change Report. The shareholder proposal relating to a climate change report failed, having received more votes “against” the proposal than “for.”

Votes For	Votes Against	Abstentions	Broker Non-Votes

50,218,499	388,143,020	5,030,355	130,791,923

6.	Shareholder Proposal Relating to Political Spending Report. The shareholder proposal relating to a political spending report failed, having received more votes “against” the proposal than “for.”

Votes For	Votes Against	Abstentions	Broker Non-Votes

63,427,638	363,731,413	16,232,823	130,791,923

7.
Shareholder Proposal Relating to Creation of Risk Oversight Committee. The shareholder proposal relating to creation of a risk oversight committee failed, having received more votes “against” the proposal than “for.”

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,637,591	428,342,443	3,411,840	130,791,923

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    May 22, 2015